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                                                                       EXHIBIT 5






                                  July 20, 2001




The Board of Directors
Orbis Development, Inc.
313 Elks Point Road
Zephyr Cove, Nevada  89448

Re: Registration Statement on Form S-8 filed by Orbis Development, Inc. (the "Company") with respect to the Orbis Development, Inc. 2000 Stock Option Plan

Gentlemen:

         We refer you to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, for registration of 750,000 shares of Common Stock, $.001 par value, of the Company ("Common Stock") to be issued by the Company upon the exercise of options granted or to be granted pursuant to the Orbis Development, Inc. 2000 Stock Option Plan (the "Plan"). When issued in accordance with the terms and conditions of the Plan and pursuant to the Registration Statement, the 750,000 shares of Common Stock available for issuance upon the exercise of options granted or to be granted pursuant to the Plan will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of the opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                              /s/ Stoel Rives, LLP
                              ---------------------
                                Stoel Rives, LLP





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